Exhibit 4.1 - 1 - This Note is registered in the name of The Depository Trust Company (the “Depositary”) (55 Water Street, New York, New York) or its nominee, and this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until this Note is exchanged in whole or in part for Notes in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., or such other name. ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein. No. R-1 $400,000,000 CUSIP: 059165 ER7 BALTIMORE GAS AND ELECTRIC COMPANY 5.300% Note due 2034 PRINCIPAL AMOUNT: $400,000,000 INTEREST RATE: 5.300% per annum STATED MATURITY: June 1, 2034 ORIGINAL ISSUE DATE: June 6, 2024 ISSUE PRICE: 99.771% Baltimore Gas and Electric Company, a Maryland corporation (herein called the “Company”, which term includes any successor corporation under the Indenture, as hereinafter defined), for value received, promises to pay to Cede & Co. or its registered assigns, the principal sum of $400,000,000 (FOUR HUNDRED MILLION DOLLARS) on the Stated Maturity shown above and to pay interest on said principal sum from June 6, 2024, at the fixed rate per annum shown above, semi-annually on June 1 and December 1 (each, an “Interest Payment Date”) of each year beginning December 1, 2024 until the Stated Maturity or upon redemption of this Note. Each payment of interest payable on each Interest Payment Date and at Stated Maturity or, if applicable, upon redemption shall include interest to, but excluding, the relevant Interest Payment Date and the date of Stated Maturity or redemption, respectively. Said interest shall be computed on the basis of a 360-day year of twelve 30-day months. In the event this Note is issued between a Record Date (which shall be the close of business on the first calendar day immediately preceding such Interest Payment Date, provided that, if the Notes are held by a securities depository in book-entry form, the Record Date will be the close of business on the Business Day immediately preceding such Interest Payment Date) and an Interest Payment Date or on an Interest Payment Date, the first day that interest shall be payable will be on the Interest Payment Date following the next succeeding Record Date. If any Interest Payment Date falls on a day that is not a Business

- 2 - Day, payment will be made on the next Business Day and no additional interest or other payment will be paid in respect of such delay. In the event of a Default in the payment of interest, interest will be payable as provided in that certain Indenture dated as of September 1, 2019 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture). At any time prior to March 1, 2034 (three months prior to the Stated Maturity of the Notes) (the “Par Call Date”), the Company may redeem some or all of the Notes, upon at least 10 days’ and not more than 60 days’ notice, at its option, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of: • (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (b) interest accrued to the date of redemption; and • 100% of the principal amount of notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the date of redemption. At any time on or after the Par Call Date, the Company may redeem some or all of the Notes, upon at least 10 days’ and not more than 60 days’ notice, at its option, at a redemption price equal to 100% of the principal amount of the Notes then Outstanding to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption. If at the time a redemption notice is given, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the redemption date and such notice shall be of no effect unless such moneys are so received. Any redemption may be conditioned upon the consummation of one or more other transactions, including any debt or equity issuance by us or any of our parent companies. As used in this Note: “Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs. The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on

- 3 - H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. If on the third business day preceding the redemption date, H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi- annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee deems appropriate and fair in accordance with the applicable depositary procedures and any applicable stock exchange rules. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. Pursuant to the provisions of the Indenture, the Company will maintain an agency at

- 4 - U.S. Bank Trust Company, National Association in the City of Philadelphia, Pennsylvania (the “Bank”), or at such other agencies as may from time to time be designated, where the Notes may be presented for payment, for registration of transfer and exchange, and where notices or demands to, or upon, the Company may be served. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the Record Date for such Interest Payment Date; provided, however, that interest payable at Stated Maturity or, if applicable, upon redemption, shall be payable to the person to whom principal shall be payable. Payment of the principal of and interest on this Note will be made at the Bank in U.S. dollars; provided, however, that payments of interest (other than any interest payable at Stated Maturity or upon redemption) may be made at the option of the Company (i) by checks mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of the Notes, or (ii) by wire transfer to persons who are holders of record at such other addresses that have been filed with the Bank on or prior to the Record Date. Payment of the principal, premium, if any, and interest payable at Stated Maturity, or, if applicable, upon redemption, on this Note will be made in immediately available funds at the request of the holder, provided, that this Note is presented to the Bank in time for the Bank to make such payments in such funds in accordance with its normal procedures. Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee or a duly designated authentication agent by manual signature, this Note shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Baltimore Gas and Electric Company has caused this instrument to be executed in its corporate name with the manual or facsimile signature of its President or a Vice President and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary. BALTIMORE GAS AND ELECTRIC COMPANY By: Name: Michael Cloyd Title: Vice President, Chief Financial Officer and Treasurer ATTEST: By: Name: Melissa Ramirez Title: Assistant Secretary Dated: June 6, 2024

CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated herein issued under the Indenture described herein. U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee under the Indenture By: ___________________________ Michael Judge, Vice President, Authorized Signatory Dated: June 6,2024

- 6 - (REVERSE) BALTIMORE GAS AND ELECTRIC COMPANY 5.300% NOTE DUE JUNE 1, 2034 This Note is one of a duly authorized issue of debt securities (the “Securities”) of the Company, of a series designated as its 5.300% Note due June 1, 2034 (herein called the “Notes”), issued and to be issued under the Indenture, to which Indenture and all relevant indentures supplemental thereto reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee, the Bank and the Securityholders and the terms upon which the Notes are, and are to be, authenticated and delivered. The Securities, of which the Notes constitute a series, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. All capitalized terms not otherwise defined herein shall have the definitions assigned to them in the Indenture. The Company is not required to repurchase Notes from holders prior to Stated Maturity. In the event of redemption of this Note in part only, a new Note or Notes of this series, having the same Stated Maturity, optional redemption provisions, Interest Rate and other terms and provisions of this Note, in authorized denominations in an aggregate principal amount equal to the unredeemed portion hereof will be issued in the name of the holder hereof upon the surrender hereof. The Notes will not be subject to conversion, amortization or any sinking fund. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note may be registered on the register of the Notes, upon surrender of this Note for registration of transfer at the Bank, or at such other agencies as may be designated pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee or the Bank, duly executed by the holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Notes are issuable as registered Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of other authorized denominations having the same interest rate, Stated Maturity, optional redemption provisions, if any, and Original Issue Date, as requested by the Securityholder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

- 7 - The Company, the Trustee, the Bank, the Security registrar and any agent of the Company, the Trustee, the Bank, or the Security registrar may treat the Securityholder in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and none of the Company, the Trustee, the Bank, the Security registrar, or any such agent shall be affected by notice to the contrary. If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of any series under the Indenture at any time by the Company with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding to be affected (voting as one class). The Indenture also permits the Company and the Trustee to enter into supplemental indentures without the consent of the holders of Securities of any series for certain purposes specified in the Indenture, including the making of such other provisions in regard to matters arising under the Indenture which shall not adversely affect the interest of the holders of such Securities. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture provides that no holder of any Security of any series may enforce any remedy with respect to such series under the Indenture, except in the case of refusal or neglect of the Trustee to act after notice of a continuing Event of Default and after written request by the holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series and the offer to the Trustee of reasonable indemnity; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of, or interest on, this Note. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the times, place and rate, and in the coin or currency, herein prescribed. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement

- 8 - of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released. This Note shall be governed by and construed in accordance with the laws of the State of New York.

- 9 - ASSIGNMENT FORM To assign this Note, fill in the form below: Assignee’s Social Security or Tax I.D. Number: FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (Print or Type Assignee’s Name, Address and Zip Code) the within Note of the Company and hereby does irrevocably constitute and appoint Attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises. Signature of Assignor (Sign exactly as name appears on the face of the Note) Dated:

- 10 - SIGNATURE GUARANTEE Signatures must be guaranteed by an ‘‘eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.